UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 26, 2013 (November 25, 2013)

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-177563	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Con-way Freight Seven Pack

Following the completion of its due diligence review of seven distribution facilities located in Salina, Kansas, Uhrichsville, Ohio, Vincennes, Indiana, Riverton, Illinois, Grand Rapids, Michigan, Aurora, Nebraska and Waite Park, Minnesota (collectively, the “Con-way Freight Properties”), American Realty Capital Global Trust, Inc. (the “Company”) finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interests in the Con-way Freight Properties on November 25, 2013 through a wholly owned subsidiary of its operating partnership. Pursuant to the terms of the sale and purchase agreement dated November 12, 2013, which obligations thereunder were assumed by the Company on November 25, 2013 from the parent of its sponsor, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the Con-way Freight Properties, among other conditions. The sale and purchase agreement contains customary representations and warranties by the seller.

The description of the Con-way Freight Properties set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Con-way Freight Seven Pack

On November 25, 2013, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of the fee simple interests in the Con-way Freight Properties for an aggregate contract purchase price of $12.3 million, exclusive of closing costs. The seller, Setzer Properties XCW, LLC, had no material relationship with the Company and the acquisition was not an affiliated transaction. The Company purchased the Con-way Freight Properties using available cash on hand from the Company’s ongoing initial public offering.

The Con-way Freight Properties contain an aggregate of 105,090 rentable square feet and are 100% leased to Con-way Freight Inc., a subsidiary of Con-way Inc., a leader in freight transportation and logistics. The leases each have a 10-year term which commences in December 2013 and terminates in November 2023, with no rent increases, and provide the tenant with the option to renew the lease term for four additional five-year periods at fixed rental rates. Each of the leases is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The aggregate annualized straight line rental income for the Con-way Freight Properties is $0.9 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: November 26, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors